FIRST AMENDMENT

                                       TO

                          COLUMBUS MCKINNON CORPORATION
                        1995 INCENTIVE STOCK OPTION PLAN
                             AS AMENDED AND RESTATED

                  WHEREAS, the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan was adopted by the Board of Directors of Columbus McKinnon Corporation (the "Company") on October 27, 1995 and approved by the shareholders of the Company on January 8, 1996; and

                  WHEREAS, an amendment and restatement of said plan was adopted by the Company's Board of Directors effective June 16, 1999 and approved by the Company's shareholders on August 16, 1999 (said plan as amended and restated is hereinafter referred to as the "Plan"); and

                  WHEREAS, pursuant to Section 10 of the Plan, the Company reserved the right to amend the Plan;

                  NOW, THEREFORE, the Plan is hereby amended in the following respect:

                  Section 4 of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

                  "4. SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock which have been reserved for issuance pursuant to the terms of options granted pursuant to the terms of this Plan and aggregate number of shares of Common Stock which the Company is authorized to issue pursuant to options granted pursuant to the terms of this Plan is 1,750,000, subject to anti-dilutive adjustments, if any, made at any time after October 27, 1995, pursuant to the provisions of Section 5 hereof. With respect to shares which may be acquired pursuant to options which expire or terminate pursuant to the provisions of this Plan without having been exercised in full, such shares shall be considered to be available again for placement under options granted thereafter under the Plan. Shares issued pursuant to the exercise of incentive stock options granted under the Plan shall be fully paid and non-assessable."

                  This Amendment shall be effective upon its approval by the Company's shareholders at the annual meeting of the Company's shareholders to be held on August 19, 2002. Except as otherwise amended herein, the Plan shall remain unchanged and in full force and effect.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 19th day of August, 2002.



                                         COLUMBUS MCKINNON CORPORATION


                                         BY /s/ Robert L. Montgomery
                                            ----------------------------
                                                Robert L. Montgomery
                                                Executive Vice President